Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement,” as the same may hereafter be modified, supplemented, extended, amended, restated, or amended and restated from time to time), is entered into and made effective as of May 21, 2026 (the “Effective Date”), by and among Vestand Inc., a Delaware corporation (the “Company”), and MIN GAN ZHE INVESTMENT LIMITED, a Hong Kong corporation (the “Investor”).

RECITALS

WHEREAS, pursuant to a Financing Agreement dated May 21, 2026 (the “Financing Agreement”), Investor agreed to purchase shares of Class A Common Stock of Company at a purchase price of $0.371 per Share;

WHEREAS, Company desires to sell to Investor and Investor desires to purchase from Company, 1,347,708 shares (the “Shares”) of the Company’s Class A Common Stock (“Common Stock”), subject to final rounding and confirmation by the Company and its Transfer Agent; and

WHEREAS, the Company and the Investor are executing this Agreement in reliance upon the exemption from securities registration afforded by Rule 903 of Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS

The foregoing recitals are true and correct and, together with the Exhibits referred to hereafter, are incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

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“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Applicable Laws” shall have the meaning ascribed to such term in Section 6.7.

“Authorizations” shall have the meaning ascribed to such term in Section 6.7.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Charter” shall have the meaning ascribed to such term in Section 6.4.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the parties hereto, and all conditions precedent to (i) the Investor’s obligations to pay the Investment Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, or as the parties otherwise mutually agree.

“Common Stock” shall have the meaning ascribed to such term in the Recitals.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Contract” means any written contract, agreement, order, or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call, or put.

“Effective Date” shall have the meaning ascribed to such term in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any foreign, federal, state, or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market, or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory, or administrative function of government.

“Indemnified Party” shall have the meaning ascribed to such term in Section 10.2.

“Financing Agreement” shall have the meaning ascribed to such term in the Recitals.

“Investment Amount” shall have the meaning ascribed to such term in Section 4.1.

“Investor” shall have the meaning ascribed to such term in the Preamble.

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“Investor Party” shall have the meaning ascribed to such term in Section 10.2.

“Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule, or regulation of any Governmental Authority applicable to the Company.

“Losses” shall have the meaning ascribed to such term in Section 10.2.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 6.1.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Obligation” means any debt, liability, or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown, or obligations under executory Contracts.

“Permits” shall have the meaning ascribed to such term in Section 6.8.

“Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

“Principal Trading Market” shall mean The Nasdaq Capital Market.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements, and other documents filed under the Securities Act and the Exchange Act by the Company with the SEC to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein.

“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Share” or “Shares” means 1,347,708 shares of the Company’s Class A Common Stock (“Common Stock”) purchased by the Investor pursuant to the terms of this Agreement, subject to final rounding and confirmation by the Company and its Transfer Agent.

“Share Purchase Price” means $0.371 per Share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Effective Date. the Share Purchase Price represents an approximate 30% discount to the average closing price of the Company’s Class A Common Stock over the five most recent trading days used for pricing purposes, which were the five consecutive trading days from May 13, 2026 through May 19, 2026 ($0.4092, $0.499, $0.59, $0.5973, and $0.5564, respectively), resulting in a five-day average closing price of approximately $0.53038 and a discounted price of approximately US$0.371266, rounded to US$0.371;

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“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state, or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest, or penalty imposed with respect to any of the foregoing.

“Trading Day” means a day on which the Principal Trading Market in the United States is open for trading.

“Transaction Documents” means this Agreement, the Financing Agreement, the Loan Agreement contemplated by the Financing Agreement, and any other documents related to the transactions contemplated by this Agreement.

“Transfer Agent” means VStock Transfer, the current transfer agent of the Company and any successor transfer agent of the Company.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof,” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” refer to the Exhibits annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” means a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes,” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE

4.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, the Shares in exchange for $500,000 (“Investment Amount”) at the per share price equal to the Share Purchase Price.

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4.2 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase, the Shares at the Share Purchase Price. The Company shall deliver to the Investor the Shares as determined pursuant to Section 4.4, and the Company and the Investor shall deliver the other items set forth in Section 4.4 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in this Agreement, the Closing shall take place at 104 Apple Blossom Cir. Brea, CA 92821 or another location, including remotely by electronic transmission.

4.3 Form of Payment; Delivery. Payments for the Investment Amount will be made by the Investor by wire transfer of immediately available funds into the bank account designated by the Company and the Company shall issue the Shares, to the Investor, subject to the terms and conditions of this Agreement.

4.4 Deliveries.

(a) On or prior to the Closing Date, subject to the conditions precedent in Section 8.1 and 8.2, the Company shall deliver or cause to be delivered to the Investor the Transaction Documents, including this Agreement, duly executed by the Company.

(b) On or prior to the Closing Date, subject to the conditions precedent in Section 8.1 and 8.3, the Investor shall deliver or cause to be delivered to the Company the following:

(i) the Transaction Documents, including this Agreement, duly executed by the Investor; and

(ii) the Investment Amount.

4.5. Use of Proceeds. The Company intends to use the proceeds for working capital, audit costs, costs for reporting with the SEC, Nasdaq compliance costs, operating expenses, payment of professional fees, debt obligations, and other general corporate purposes, as approved by the Company’s management and its Board of Directors.

ARTICLE V
INVESTOR’S REPRESENTATIONS AND WARRANTIES

Investor represents and warrants to the Company, that the statements contained in this Article V are true and correct as of the Effective Date and the Closing Date:

5.1 Investment Purpose. Investor is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Investor reserves the right to dispose of the Shares at any time in accordance with or pursuant to an effective registration statement covering such Shares or an available exemption under the Securities Act. Investor acknowledges that a legend will be placed on the certificates or book entry representing the Shares in the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

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5.2 Non-U.S. Person Status. Investor represents and warrants to the Company, at the time the purchase was originated, as of the date hereof, at the time such Investor was or is offered the Shares and as of the Closing Date, it has been and will continue to be, as follows: (i) the Investor is not a U.S. person as that term is defined under Regulation S promulgated under the Securities Act; (ii) the Investor was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement; (iii) the Investor is purchasing the Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States; and (iv) the Investor is purchasing the Shares in an “offshore transaction” as defined in Regulation S promulgated under the Securities Act. The Company has relied upon and will continue to rely upon the accuracy of the foregoing representation by the Investor without any misstatement or omission, in making the determinations as to the exemption from registration of the Shares set forth herein. The Investor explicitly acknowledges and agrees that any misstatement or omission with respect to the Investor’s non-U.S. person status may result in the Company’s reliance being invalid, and that the Investor shall indemnify the Company for any losses, damages or liabilities arising from such misstatements or omissions.

5.3 Reliance on Exemptions; Opinion. Investor understands that (1) the offering of the Shares has not and will not be registered under the Securities Act, (2) the Shares will be “restricted securities” (as that term is defined under Rule 144(a)(3) of the Securities Act and such Shares may not be resold unless they are registered under the Securities Act or an exemption from registration is available), (3) the Shares are being offered and sold to Investor in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws, and (4) the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Shares.

5.4 Information. Investor has been furnished with all materials relating to the business, finances, and operations of the Company and other information Investor deemed material to making an informed investment decision regarding its purchase of the Shares which have been requested by Investor. Investor acknowledges that Investor has reviewed the SEC Documents (as defined below), which are available on the SEC’s website (www.sec.gov) at no charge to Investor. Investor acknowledges that the Investor may retrieve all SEC Documents from such website and Investor’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Investor. Investor and Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Investor has sought such accounting, legal, and tax advice as Investor has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Without limiting the foregoing, Investor has carefully considered the potential risks relating to the Company and a purchase of the Shares, including those risks described in the SEC Documents, and Investor fully understands that the Shares are a speculative investment that involves a high degree of risk of loss of Investor’s entire investment.

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5.5 No Governmental Review. Investor understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Shares.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of Investor and is a valid and binding agreement of Investor, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7 Organization and Authority of Investor. Investor is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation or incorporation. Investor has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Investor of this Agreement, the performance by Investor of its obligations hereunder, and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Investor.

5.8 No Conflicts; Consents. The execution, delivery, and performance by the Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with any provision of the governing documents of the Investor; (ii) violate or conflict with any provision of any Law or Governmental Authority applicable to the Investor; (iii) require the consent, notice, or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Investor is a party; or (iv) require any consent, permit, Governmental Authority’s order, filing, or notice from, with or to any Governmental Authority; except, in the cases of clauses (ii) and (iii), where the violation, conflict, acceleration, or failure to obtain consent or give notice would not have a material adverse effect on Investor’s ability to consummate the transactions contemplated hereby and, in the case of clause (iv), where such consent, permit, Governmental Authority’s order, filing, or notice which, in the aggregate, would not have a material adverse effect on Investor’s ability to consummate the transactions contemplated hereby.

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5.9 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms, which terms include definitive pricing terms, of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents, and Affiliates, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares order to effect Short Sales or similar transactions in the future.

5.10 Independent Advice. Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Investor in connection with the purchase of the Shares constitutes legal, tax, or investment advice.

5.11 No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement, neither Investor nor any of its Affiliates has retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

5.12 No Reliance. The Investor acknowledges and agrees that (i) neither of the Company or its Subsidiaries nor any Person on behalf of the Company or its Subsidiaries is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in this Agreement and (ii) the Investor has not relied upon, any other representations or warranties, express or implied, including as to the accuracy of any information, including, without limitation, any SEC Documents or investor presentations, provided to the Investor.

5.13 Accredited Investor. Investor (i) is a sophisticated investor with knowledge and experience in business and financial matters and (ii) is an “Accredited Investor” as set forth in Regulation D promulgated under the Securities Act.

5.14 Risk Factors. Investor has reviewed the Risk Factors attached to this Agreement as Attachment A in its entirety, including the following risk factors:

(a) The Company is restating all of its financial statements from 2022 through the present; there are no reliable financial statements for Investor to review.

(b) The Company has not filed certain periodic reports with the SEC and current financial information may not be available.

(c) The Company faces an increased risk of delisting from The Nasdaq Stock Market (“Nasdaq”).

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(d) The Company is involved in several pending litigation matters which are expensive and may not be resolved in the Company’s favor, resulting in additional costs and judgments.

(e) The Company is in default of certain contractual obligations and may be subject to claims by creditors.

(f) The Company is in a state of extreme financial distress from which it may be unable to recover in which case it would have to file bankruptcy or go out of business if it cannot afford bankruptcy proceedings.

Investor agrees that it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement. Investor further represents that it has reviewed the Company’s SEC Documents, including risk disclosures contained therein, and has had an opportunity to ask questions and receive answers from the Company regarding its business and prospects.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, the Company hereby makes the following representations and warranties to Investor as of the Effective Date and the Closing Date:

6.1 Organization. The Company has been duly incorporated and is validly existing as a domestic Company and is in good standing under the laws of Delaware as of the date hereof, and each Subsidiary is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii), or (iii), a “Material Adverse Effect”); provided that a change in the market price or trading volume of the Common Stock alone shall not be deemed, in and itself, to constitute a Material Adverse Effect.

6.2 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have reasonably be expected to result in a Material Adverse Effect.

6.3 Authorization; Enforceability. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof. This Agreement has been duly authorized, executed, and delivered by the Company and is a legal, valid, and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and by general equitable principles.

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6.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination, or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any material violation of the provisions of the Company’s Certificate of Incorporation and all amendments thereto (as the same may be amended or restated from time to time, the “Charter”) of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Authority as of the date hereof that will result in a Material Adverse Effect.

6.5 Issuance of Shares. The Shares have been duly authorized for issuance and sale and, when issued and paid for in accordance with the terms hereof, will be validly issued and fully paid; to the knowledge of the Company, the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance, and sale of the Shares has been duly and validly taken. Assuming the accuracy of the representations and warranties of Investor set forth in Article V above, the offer and sale by the Company of the Shares is exempt from: (i) the prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

6.6 Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the SEC Documents, to the knowledge of the Company, are legal, valid, and binding Obligations of the Company enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.7 Compliance with Laws. Except as disclosed in this Agreement, to Investor, or in the SEC Documents, the Company (i) is and at all times has been in material compliance with all statutes, rules, or regulations applicable to Company’s business (“Applicable Laws”); (ii) has not received any notice of adverse finding, warning letter, untitled letter, or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits, and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration, or other action from any governmental authority or third party alleging that any business operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation, or proceeding; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify, or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (vi) has filed, obtained, maintained, or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except, in the case of each of clauses (i) and (iii) above, for any such non-compliance or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and in the case of each of clauses (ii), (iv), (v), and (vi), for any notice or otherwise that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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6.8 Consents and Permits. Except as described in the SEC Documents, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain, or make the same would not reasonably be expected to result in a Material Adverse Effect.

6.9 Certain Market Activities. The Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

6.10 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, and each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary, except where the failure to file such returns or pay such taxes would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

6.11 Investment Company Act. The Company is not and, will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under Section 4.5, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

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6.12 Employment Matters. The Company is in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company.

6.13 No Brokers or Finders. None of the Company or any of its Subsidiaries has retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by any of the Transaction Documents whose fees the Investors would be required to pay.

ARTICLE VII
COVENANTS

7.1 Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions as provided in Article VIII of this Agreement prior to the Closing Date.

7.2 Certain Transactions and Confidentiality. Investor covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced. Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Investor will maintain the confidentiality of the existence and terms of this transaction (other than as disclosed to its legal and other representatives).

7.3 Transfer Restrictions.

(a) Investor explicitly understands that the Shares are “restricted securities” and may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company, to an Affiliate of a Investor, in accordance with Regulation S, the Company shall have the right to require the transferor thereof to provide to the Company an opinion of counsel acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Investor agrees to the imprinting, so long as is required by applicable law and regulation, of a legend on any of the Shares in substantially the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

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ARTICLE VIII
CONDITIONS PRECEDENT

8.1 Conditions Precedent of Company and Investors. The Company shall have obtained all governmental, regulatory, or third-party consents and approvals necessary for the sale of the Shares, including Board of Director approval;

8.2 Conditions Precedent to Company’s Obligations to Sell. The obligation of the Company hereunder to issue and sell the Shares to Investor at Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, in addition to the conditions precedent set forth in Section 8.1, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Investor’s representations and warranties shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article V above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date), and Investor shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by Investor at or prior to the Closing Date.

(b) Investor shall have delivered the items set forth in Section 4.4(b).

(c) Investor shall have delivered to the Company an executed Investor Representation Letter substantially in the form attached hereto as Exhibit A.

8.3 Conditions Precedent to Investor’s Obligations to Purchase. The obligation of Investor hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, in addition to the conditions precedent set forth in Section 8.1, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

(a) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date), and the Company shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to the Closing Date.

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(b) No event shall have occurred which could reasonably be expected to result in a Material Adverse Effect.

(c) The Company shall have delivered the items set forth in Section 4.4(a).

ARTICLE IX
TERMINATION

The obligations of the Company, on one hand, and the Investor, on the other hand, to effect a Closing shall terminate as follows: (i) upon the mutual written consent of the Company and the Investor; or (ii) by either the Company or Investor if the other party breaches any of its representations, warranties, covenants, or agreements contained in this Agreement or the other Transaction Documents, provided that the terminating party has not breached the Agreement and other Transaction Documents. Nothing in this Article IX shall release any party from any liability for breach by such party of the terms and provisions of this Agreement.

ARTICLE X
INDEMNIFICATION

10.1 Survival. The representations and warranties contained herein shall survive the Closings and the delivery of the Shares.

10.2 Indemnification by Investor. Subject to the other terms and conditions of this Article X, from and after the Closing, the Investor shall indemnify the Company and its directors, officers, shareholders, members, partners, employees, and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company, if any (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (together with the Investor Party, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims against (“Losses”), and shall hold the Company or the applicable party harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Company or the applicable party based upon, arising out of or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of an Investor contained in this Agreement; or

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(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by an Investor pursuant to this Agreement.

10.3 Certain Limitations. The indemnification provided for in Sections 10.2 shall be subject to the following limitations:

(a) Payments pursuant to this Article X in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution, or other similar payment received or reasonably expected to be received by the indemnified party in respect of any such claim. The indemnified party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution, or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(b) The Indemnified Party shall take all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

ARTICLE XI
MISCELLANEOUS

11.1 Notices. All notices of request, demand, and other communications hereunder shall be addressed to the parties hereto as follows, unless the address is changed by the party by like notice given to the other parties:

i.	To: “Company”
Vestand Inc.
104 Apple Blossom Cir.
Brea, CA 92821
Attn: Jiwon Kim
Email: jw@vestand.com

ii.	To: “Investor”
Name: MIN GAN ZHE INVESTMENT LIMITED
Address: OFFICE 23, 5/F BEVERLEY COMMERCIAL CENTRE
87-105 CHATHAM ROAD SOUTH TSIM SHA TSUI, HONG
KONG
Attn: ALEX AI
Email: 516618679@qq.com

Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid, and properly addressed to the address below, then five Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, United Parcel Service (UPS), or other nationally recognized overnight courier service, next business morning delivery, then one Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., Pacific time, on a Business Day. Any notice hand delivered after 5:00 p.m., Pacific time, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers, or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party.

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11.2 Entire Agreement. This Agreement, including the Attachments and Exhibits attached hereto and the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions, and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements, or conditions, expressed or implied, oral or written, except as contained herein; provided, however, except as explicitly stated herein, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect, waive, alter, modify, or amend in any respect the Transaction Documents, including the Financing Agreement and the Loan Agreement contemplated therein, (ii) have any effect on any agreements Investor has entered into with, or any instruments Investor has received from, the Company prior to the date hereof with respect to any prior investment made by Investor in the Company or (iii) waive, alter, modify, or amend in any respect any Obligations of the Company, or any rights of or benefits to Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and Investor, or any instruments Investor received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

11.3 Successors and Assigns. This Agreement, and any and all rights, duties, and Obligations hereunder, shall not be assigned, transferred, delegated, or sublicensed by the Company without the prior written consent of Investor. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

11.4 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

11.5 Amendment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Investor.

11.6 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party hereto and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding, and effective for all purposes.

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11.7 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page to this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Orange, State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to Investor, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of Investor. THE COMPANY AND INVESTOR HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.9 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

11.10 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

11.11 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

11.12 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

11.14 Conflict Waiver. Investor hereby acknowledges that Kreditor Bolduc Risbrough LLP (the “Firm”) represents the Company with various legal matters and does not represent Investor in connection with this Agreement or the contemplated transaction nor in any other respect. Investor further acknowledges that the Firm has drafted this Agreement. Investor has been given the opportunity to consult with counsel of its choice regarding its rights under this Agreement. Investor hereby waives any action it may have against the Firm regarding any conflict of interest.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

COMPANY

VESTAND INC.,
a Delaware corporation

/s/ Jiwon Kim
By: Jiwon Kim
Title: Chief Executive Officer

INVESTOR

MIN GAN ZHE INVESTMENT LIMITED,
A Hong Kong corporation

/s/ Alex AI
By: Alex AI
Title: Director

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ATTACHMENT A

RISK FACTORS

The Company faces many risks. A summary of the current most prevailing risks follows. However, there are additional risks in existence, both known and unknown. The investor should read the entire Risk Factors section contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) which is incorporated herein by reference and available at www.SEC.gov.

Please note that additional risks and uncertainties that are not presently known or that the Company currently deems immaterial may also impair the Company’s operations, including risks and uncertainties generally applicable to companies that are involved in the Company’s industry. If any of the following risks actually occur, they could materially adversely affect the Shares, the Company’s ability to fulfill its obligations in the Loan Agreement, the Company’s business, financial condition, or operating results.

The Company has recently changed its business model and may not successfully implement its new business strategy.

The Company has transitioned its business from operating restaurants, as described in its Annual Report and other filings with the SEC, to a global investment platform integrating traditional real-world assets with next-generation crypto treasury strategies. This change represents a significant shift in the Company’s operations, business model, management focus, and risk profile. The Company’s success in implementing this new strategy is subject to numerous uncertainties, including market acceptance, regulatory developments, operational execution, availability of capital, and the Company’s ability to identify and manage suitable investment opportunities. Investor should consider that the Company has limited operating history in its new line of business, and there can be no assurance that the Company will successfully execute its new strategy or achieve profitability.

The Company is restating all of its financial statements from 2022 through the present; there are no reliable financial statements for Investor to review.

The Company is currently undergoing a restatement of its previously issued financial statements, as disclosed in Current Reports on Form 8-K filed with the SEC on October 31, 2025. The restatement process may require significant management attention and resources and may expose the Company to additional risks and uncertainties, including regulatory scrutiny, litigation risk, reputational harm, increased professional fees and expenses, and potential impacts on the Company’s internal controls over financial reporting. In addition, the restated financial statements may differ materially from previously reported results, which could adversely affect investor confidence, the trading price of the Company’s securities, the Company’s ability to access capital markets, and its continued compliance with applicable Nasdaq listing requirements. There are also no reliable financial statements for Investor to review.

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The Company has not filed certain periodic reports with the SEC and current financial information may not be available.

The Company has not filed its Quarterly Reports for the period ended September 30, 2025 and March 31,2026, or its Annual Report for the year ended December 31, 2025 (the “Periodic Reports”), each of which is currently due to be filed with the SEC. As a result, there is limited publicly available financial and operational information regarding the Company for Investor to evaluate. Investor may therefore be unable to assess the Company’s current financial condition, results of operations, liquidity, or business prospects based on complete and up-to-date SEC disclosures. The failure to timely file such reports may also subject the Company to regulatory consequences, adversely affect investor confidence, impair the Company’s ability to access capital markets, and negatively impact the trading market and listing status of the Company’s securities, including its Class A Common Stock. Additionally, The Company may not be able to prepare and file all of its delinquent reports and may have its registration revoked by the SEC, meaning there will be limited or no information publicly available about the Company in the future.

The Company faces delisting from The Nasdaq Stock Market (“Nasdaq”).

The Company has received delinquency notification letters from Nasdaq regarding its failure to timely file the Periodic Reports with the SEC and to maintain a minimum bid price of $1.00 as required by Nasdaq Listing Rules, which are disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on December 2 and 17, 2025, and on April 29, 2026. The Company has received a Staff Delisting Determination from Nasdaq (the “Delisting Determination”) as a result of failure to file the Periodic Reports, and delisting is scheduled to occur on or about May 28, 2026, unless the Company files an appeal. The Company plans to file an appeal but there can be no assurance that the Company will be able to file the appeal in a timely manner nor that the appeal will be granted by Nasdaq.

The Company’s securities may be delisted from Nasdaq if a requested hearing or appeal is not granted or is unsuccessful. A delisting from Nasdaq could materially and adversely affect the liquidity, market price, and trading volume of the Company’s securities, reduce investor confidence, limit the Company’s access to capital markets, and result in the Company’s Class A Common Stock being quoted on an over-the-counter market, which is generally associated with reduced liquidity, pricing, and volume than the Nasdaq.

Additionally, the Company plans to implement a reverse stock split upon shareholder approval to increase its bid price in order to regain compliance with the Nasdaq minimum bid price requirement. However, there can be no assurance that the market price of the common stock will, in fact, increase as a result of the reverse stock split. Additionally, the liquidity of the common stock may be affected adversely by the planned reverse stock split given the reduced number of shares of common stock that will be outstanding following the reverse stock split.

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The Company is involved in several pending litigation matters which are expensive and may not be resolved in the Company’s favor, resulting in additional costs and judgments.

The Company is involved in several pending litigation matters. These proceedings may require substantial management attention, result in significant legal and professional expenses, and create operational and reputational risks for the Company. In addition, the outcome of such proceedings is inherently uncertain, and any adverse findings, inability to recover assets, or additional claims could materially and adversely affect the Company’s business, financial condition, results of operations, internal controls, and investor confidence.

The Company is in default of certain contractual obligations and may be subject to claims by creditors.

The Company is in default under certain of its contractual obligations. As a result, the Company may be subject to claims, demands, enforcement actions, or litigation by one or more of its creditors. Any such actions could result in the acceleration of outstanding obligations, additional liabilities, increased costs, restrictions on the Company’s operations, and material adverse effects on the Company’s financial condition, liquidity, and ability to continue as a going concern.

The Company will require additional financing, which may not be available on acceptable terms or at all.

The Company will require additional capital to fund its operations. There can be no assurance that the Company will be able to obtain additional financing when needed, or that such financing will be available on commercially reasonable terms, if at all. Any inability to raise sufficient capital could require the Company to curtail or cease operations, delay or abandon its business plans, or otherwise materially and adversely affect its financial condition and prospects.

The Company is in a state of extreme financial distress from which it may be unable to recover in which case it would have to file bankruptcy or go out of business if it cannot afford bankruptcy proceedings.

The Company is experiencing significant financial distress and there can be no assurance that it will be able to successfully stabilize its financial condition or continue as a going concern. In the event the Company is unable to improve its financial position or obtain necessary financing, it may be required to cease operations, liquidate assets, or seek protection under applicable bankruptcy laws. However, there can be no assurance that the Company would have sufficient resources to pursue or complete any restructuring or bankruptcy proceedings, or that any such process would result in any recovery for its investors.

The Shares are restricted securities

The Shares have not been registered under the Securities Act or applicable state securities laws and will be issued in reliance on exemptions from registration under the Securities Act and applicable state securities laws. Accordingly, the Shares are subject to transfer restrictions and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

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EXHIBIT A

INVESTOR REPRESENTATION LETTER

May 21, 2026

Vestand Inc.

104 Apple Blossom Cir.

Brea, CA 92821

Re: Purchase of Securities of Vestand Inc.

Ladies and Gentlemen:

This Investor Representation Letter (this “Letter”) is delivered by the undersigned (the “Investor”) in connection with the purchase by the Investor of certain Class A Common Stock (the “Securities”) of Vestand Inc., a Delaware corporation (the “Company”), pursuant to that certain Securities Purchase Agreement dated as of May 21, 2026 (the “SPA”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the SPA.

The Investor hereby represents, warrants, and agrees as follows:

a. Independent Decision. The Investor has made its investment decision independently and without reliance upon any communication, advice, information or recommendation by the Company, any of its affiliates or any of its respective directors, officers, employees, representatives or agents.

b. Not Acting in Concert. The Investor is acting solely for its own account in entering into the SPA and is not acting in concert with the Company or any other investor or with any other person in connection with the offer, sale or distribution of the Securities. The Investor has not entered into any agreement, understanding or arrangement, directly or indirectly, with the Company or any affiliate of the Company or any other investor to resell, distribute, transfer or otherwise dispose of the Securities.

c. No Affiliate or Control Relationship. The Investor is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company, does not control, and is not controlled by or under common control with, the Company. The Investor has no current intention to become such an affiliate or to participate in the management, operations, or control of the Company.

d. Investment Intent. The Securities are being acquired for the Investor’s own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable securities laws.

e. Independent Advice. The Investor has obtained independent legal, tax, accounting and financial advice as it has deemed necessary and acknowledges that the Company has not provided and is not in the position to provide any such advice.

f. Reliance. The Investor understands that the Company and its counsel are relying upon the truth and accuracy of the foregoing representations in connection with the Company’s compliance with the Securities Act and the regulations and rules, including applicable exemptions, promulgated under the Securities Act.

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IN WITNESS WHEREOF, the undersigned has executed this Investor Representation Letter as of the date first written above.

INVESTOR:

MIN GAN ZHE INVESTMENT LIMITED,

A Hong Kong corporation

/s/ Alex AI
By: Alex AI
Title: Director
Address: OFFICE 23, 5/F BEVERLEY COMMERCIAL CENTRE
87-105 CHATHAM ROAD SOUTH TSIM SHA TSUI, HONG
KONG

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